Exhibit 23.1

         Consent of Deloitte & Touche LLP, Independent Registered Public
                                Accounting Firm.


We consent to the incorporation by reference in this Registration Statement of Kensey Nash Corporation and subsidiaries on Form S-8 of our report dated August 15, 2003, appearing in the Annual Report on Form 10-K of Kensey Nash Corporation for the year ended June 30, 2003.


/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
July 9, 2004